Exhibit 10.11

DATED 9 JUNE 2004

Execution Version

(1)  ELAN CORPORATION, PLC

(2)  ELAN PHARMA INTERNATIONAL LIMITED

(3)  ELAN INTERNATIONAL SERVICES, LTD

(4)  IMCOR PHARMACEUTICAL CO.

AND

(5)  SENTIGEN, LTD

TERMINATION AGREEMENT

Matheson Ormsby Prentice

30 Herbert Street

Dublin 2

Ireland

Tel  + 353 1 619 9000

Fax  + 353 1 619 9010

\MOP_DUBLIN\977052.9

CONTENTS

1	Definitions
2	Termination of the Newco Agreements
3	Representations, Warranties and Indemnity
4	Intellectual Property
5	Rights Related to Securities
6	Sale of Shares and Completion
7	Confidentiality
8	Waiver of Accrued Rights/Mutual Releases
9	General
Schedule 1
Term Sheet
Schedule 2
Lymphography License Agreement
Schedule 2.2.2
Letter of Resignation
Schedule 4.1.1
Elan Improvements
Schedule 4.1.2
JVP Improvements
Schedule 5.1
Rights Related to Securities

THIS TERMINATION AGREEMENT made this 9th day of June 2004 (this “Agreement”)

AMONG:

(1)           ELAN CORPORATION, PLC, a public limited company incorporated under the laws of Ireland and having its registered office at Lincoln House, Lincoln Place, Dublin 2, Ireland (“Elan Corp”);

(2)           ELAN PHARMA INTERNATIONAL LIMITED, a private limited company incorporated under the laws of Ireland, and having its registered office at WIL House, Shannon Business Park, Shannon, County Clare, Ireland (“EPIL Shannon”);

(3)           ELAN INTERNATIONAL SERVICES, LTD., an exempted limited liability company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda (“EIS”);

(4)           IMCOR PHARMACEUTICAL CO., a Nevada corporation (formerly known as Photogen Technologies Inc.) having its principal place of business at 6175 Lusk Boulevard, San Diego, CA 92121, United States of America; and

(5)           SENTIGEN, LTD, an exempted company incorporated under the laws of Bermuda, and having its registered office at Clarendon House, 2 Church St., Hamilton, Bermuda.

RECITALS:

A.            The Parties entered into various agreements whereby EPIL Shannon, EIS and JVP established the joint venture company, Newco, and EPIL Shannon, EIS and JVP each licensed certain intellectual property to Newco for a specified field of use.  Specifically:

(i)            EIS, EPIL Shannon, JVP and Newco entered into a Subscription, Joint Development and Operating Agreement dated 20 October 1999 (the “JDOA”);

(ii)           EPIL Shannon and Newco entered into a License Agreement dated 20 October 1999 (the “Elan License Agreement”);

(iii)          JVP and Newco entered into a License Agreement dated 20 October 1999 (the “JVP License Agreement”);

(iv)          Newco, JVP and EIS entered into a Registration Rights Agreement with respect to the capital stock of Newco dated 20 October 1999 (the “Newco Registration Rights Agreement”); and

(v)           EPIL Shannon, EIS and JVP entered into a Funding Agreement dated 20 October 1999 (the “Funding Agreement”).

B.            The JDOA, Elan License Agreement, JVP License Agreement, Funding Agreement and Newco Registration Rights Agreement, are together defined in this Agreement as the “Newco Agreements”.

C.            The Parties entered into agreements whereby JVP sold and EIS purchased certain securities of JVP and Newco and the Parties agreed to certain matters related to the ownership of such securities.  Specifically:

(i)            EIS, Elan Corp and JVP entered into a Securities Purchase Agreement dated 20 October 1999 (the “Securities Purchase Agreement”); and

(ii)           EIS and JVP entered into a Registration Rights Agreement with respect to the capital stock of JVP dated 20 October 1999 (the “JVP Registration Rights Agreement”);

(iii)          JVP issued and delivered to EIS a Convertible Promissory Note, dated  20 October 1999, in a principal amount not to exceed $4,806,000.00 (the “Note”); and

(iv)          JVP issued and delivered to EIS a Warrant, dated as of 20 October 2000, to purchase up to 100,000 shares of Common Stock (currently 25,000 shares of Common Stock following a 1:4 split), par value $.01 per share, of JVP (“Warrant”).

D.            The Parties wish to (i) terminate in full the Newco Agreements as set forth below, (ii) set forth their agreement in relation to other matters including, inter alia, the transfer of shares by EIS to JVP, and (iii) amend certain agreements as set forth below in relation to matters related to security holdings in JVP.

IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS HEREBY AGREED AS FOLLOWS:

1              Definitions

Capitalised terms used in this Agreement shall have the same meanings assigned to them in the Newco Agreements, unless such terms are expressly defined to the contrary in this Agreement.

“Affiliate” shall mean any corporation or entity controlling, controlled or under the common control of any other corporation or entity, excluding, in the case of Elan Corp, an Elan JV.  For the purpose of this definition, (i) “control” shall mean direct or indirect ownership of fifty percent (50%) or more of the stock or shares entitled to vote for the election of directors; and (ii) Newco shall not be an Affiliate of Elan Corp or EIS.

“Compound” shall mean the diagnostic imaging agent compound NC-67722 (formerly known as WIN 67722).

“Consideration” shall have the meaning set forth in Clause 6.1.2.

“EDD” shall mean Elan Drug Delivery, Inc..

“Effective Date” shall mean the date of this Agreement.

“EIS Shares” shall mean 2,980 shares of Newco Preferred Stock.

“Elan” shall mean Elan Corp and its Affiliates.

“Elan Improvements” shall mean improvements to the Elan Patents and/or the Elan Know-How, developed (i) by Elan outside the Project, (ii) by Elan, JVP or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of Elan, JVP, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

“Elan JV” shall mean an entity that Elan and a third party (i) establish or have established; (ii) take shareholdings in or have a right to take shareholdings in; and (iii) grant certain licenses in and to certain intellectual property rights for the purpose of implementing a strategic alliance.

“Elan Know-How” shall have the meaning set forth in the Elan Licence Agreement.

“Elan Licensed Patents” shall mean those patents listed in the schedule to the Term Sheet.

“Elan Patents” shall have the meaning set forth in the Elan Licence Agreement.

“Elan Trademark(s)” shall have the meaning set forth in the Elan License Agreement.

“Exchange Right” shall have the meaning assigned to such term in the JVP Certificate of Designations.

“Field” shall mean x-ray, CT, and/or MRI diagnostic imaging agents using radio-opaque molecules containing Iodine that passively target to lymphnodes involved in a disease state following parenteral administration to a mammal to locate, diagnose and/or treat cancer and/or other diseases.

For the avoidance of doubt, the Field does not include:

(i)            active targeting agents, including but not limited to monoclonal antibodies, short-chain antibodies or any other active targeting agents including protein, peptide or peptidomimetic targeting agents; or

(ii)           ultrasound diagnostic imaging agents.

“Force Majeure” shall mean causes beyond a Party’s reasonable control, including, without limitation, acts of God, fires, strikes, acts of war, or intervention of a governmental authority.

“JVP” shall mean IMCOR Pharmaceutical Co. and its Affiliates.

“JVP Improvements” shall mean improvements to the JVP Patents and/or the JVP Know-How, developed (i) by JVP outside the Project, (ii) by JVP, Elan or Newco or by a third party (under contract with Newco, Elan or JVP) pursuant to the Project, and/or (iii) jointly by any combination of JVP, Elan, Newco or a third party (under contract with Newco, Elan or JVP) pursuant to the Project.

“JVP Know-How” shall mean “Photogen Know-How” (as such term is defined in the JVP Licence Agreement).

“JVP Patents” shall mean “Photogen Patents” (as such term is defined in the JVP Licence Agreement).

“JVP Trademarks” shall mean “Photogen Trademarks” (as such term is defined in the JVP Licence Agreement).

“Lymphography License Agreement” shall mean the license agreement between Elan and JVP in the form set out in Schedule 2.

“Lymphography Product” shall mean a formulation containing x-ray, CT, and/or MRI Compound in nanoparticulate form in the Field.

“Newco” shall mean Sentigen Ltd and its Affiliates.

“Newco Intellectual Property” shall mean all rights to patents, know-how and other intellectual property arising out of the conduct of the Project by any person, including any technology acquired by Newco from a third party that does not constitute Elan Intellectual Property or JVP Intellectual Property.

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

“Party” shall mean Elan Corp, EPIL Shannon, EIS, JVP or Newco, as the case may be, and “Parties” shall mean all such parties together.

“Photogen” shall mean Photogen Technologies Inc. prior to changing its name to IMCOR Pharmaceutical Co..

“Project” shall have the meaning set forth in the JDOA.

“Scheduled Patents” shall mean the patents listed in schedule 1 to the Lymphography License Agreement.

“Term Sheet” shall mean the non-binding Term Sheet between EDD, EPIL Shannon and JVP, a copy of which is set out in Schedule 1.

“Territory” shall mean all of the countries of the world.

“United States Dollar” and “US$” and “$” shall mean the lawful currency of the United States of America.

2              Termination of the Newco Agreements

2.1           Subject to the provisions of Clause 2.2 hereof, the Parties hereby agree to terminate the Newco Agreements, including without limitation, those provisions expressly stated to survive termination, in each case with effect from the Effective Date.

All the provisions of the Newco Agreements shall terminate forthwith with effect from the Effective Date and be of no further legal force or effect.

2.2           For the avoidance of doubt and without prejudice to the generality of the foregoing Clause 2.1, the Parties hereby acknowledge and agree as follows as of the Effective Date:

2.2.1        the Management Committee and the R&D Committee (as such terms are defined in the JDOA) shall each be dissolved forthwith with effect from the Effective Date and thereby cease to have any function;

2.2.2        the EIS Director [****] holding office with Newco immediately prior to the Effective Date, shall resign with effect from the Effective Date in accordance with the letter of resignation attached in Schedule 2.2.2;

2.2.3        the nominees of Elan on the Management Committee shall be deemed to have been removed from the Management Committee by Elan immediately prior to the dissolution of the Management Committee;

2.2.4        the nominees of Elan on the R&D Committee shall be deemed to have been removed from the R&D Committee by Elan immediately prior to the dissolution of the Management Committee pursuant to Clause 2.2.1;

2.2.5        all rights granted to Newco pursuant to the Elan License Agreement to use the Elan Patents, the Elan Know-How, the Elan Improvements and the Elan Trademarks shall terminate forthwith;

2.2.6        except as set out in Clause 4 below, with effect from the Effective Date, neither JVP nor Newco shall have any rights in or to the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of Elan;

2.2.7        with effect from the Effective Date, Elan shall not have any rights in or to the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks and/or any other patents, know-how or any other intellectual property rights whatsoever of JVP;

2.2.8        the Elan Parties shall terminate or shall cause to be terminated any and all research and development work being conducted in connection with or pursuant to any R&D Program of Newco or the Newco Agreements on behalf of Newco;

2.2.9        the Elan Parties shall terminate or cause to be terminated any and all technical services and assistance being conducted in connection with the Newco Agreements;

2.2.10      for the avoidance of doubt, none of the Parties shall have any obligation to provide working capital, research or development funding, or other funding or financing of any nature to Newco;

2.2.11      Elan shall not have any obligation to pay any milestone payment or make any milestone investment to or in Newco or JVP whether relating to the Project, the achievement of any objectives set forth therein or otherwise.

3              Representations, Warranties and Indemnity

3.1           Sub-licenses

Newco represents and warrants to the other Parties that it has not granted any sub-licences or any other rights of any nature to any third parties pursuant to the Elan License Agreement or the JVP License Agreement.

3.2           Exclusion of warranties / liability

WITH REFERENCE TO THE TRANSFER BY EIS TO JVP OF THE EIS SHARES AS PROVIDED BY CLAUSE 6 ON THE EFFECTIVE DATE (BUT WITHOUT PREJUDICE TO EIS’S OBLIGATION UNDER CLAUSE 6.1.1 HEREOF TO TRANSFER THE EIS SHARES TO JVP FREE FROM ALL LIENS, CHARGES AND ENCUMBRANCES), THE PARTIES ACKNOWLEDGE AND AGREE THAT EIS AND ITS AFFILIATES MAKE NO REPRESENTATION OR WARRANTY OF ANY NATURE TO JVP OR ANY OTHER PERSON IN RELATION TO NEWCO OR ANY OF ITS AFFAIRS PAST, PRESENT OR FUTURE.

JVP ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT IN RELIANCE EXCLUSIVELY ON ITS OWN BUSINESS JUDGEMENT, THE INFORMATION WHICH HAS BEEN AVAILABLE TO IT AS A SHAREHOLDER OF NEWCO AND OTHERWISE AND ON THE DUE DILIGENCE IT HAS CARRIED OUT IN RELATION TO NEWCO.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, ALL OTHER WARRANTIES, CONDITIONS OR REPRESENTATIONS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED BY THE PARTIES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY BY REASON OF ANY REPRESENTATION OR WARRANTY, CONDITION OR OTHER TERM OR ANY DUTY OF COMMON LAW, OR UNDER THE EXPRESS TERMS OF THIS AGREEMENT, FOR ANY CONSEQUENTIAL SPECIAL OR INCIDENTAL OR

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

PUNITIVE LOSS OR DAMAGE (WHETHER FOR LOSS OF CURRENT OR FUTURE PROFITS, LOSS OF ENTERPRISE VALUE OR OTHERWISE) AND WHETHER OCCASIONED BY THE NEGLIGENCE OF THE RESPECTIVE PARTIES, THEIR EMPLOYEES OR AGENTS OR OTHERWISE.

3.3           [****]

3.4           Organization and authority

Each of the Parties represents and warrants to the other Parties that it is a corporation duly organised and validly existing under the laws of its jurisdiction of organisation and has all the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

3.5           Approvals

Each of the Parties represents and warrants to the other Parties that no permit, authorization, consent or approval of or by (“Approval”), or any notification of or filing with (“Filing”), any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement by such Party, or if any such Approval or Filing is so required, that same has been obtained or filed prior to the Effective Date.

3.6           Investment Representations

JVP hereby represents and warrants to the other Parties that, as of the Effective Date, (i) it is sophisticated in transactions of this type and capable of evaluating the merits and risks of its investment in Newco, (ii) it has not been formed solely for the purpose of making this investment and is acquiring the EIS Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution of any part thereof, and no other person has a direct or indirect interest, beneficial or otherwise in the EIS Shares, (iii) it understands that the EIS Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state and foreign securities laws by reason of a specific exemption from the registration provisions of the Securities Act and applicable state and foreign securities laws, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of its representations as expressed herein and (iv) it understands that no public market now exists for any of the EIS Shares and that there is no assurance that a public market will ever exist for such shares.

3.7           Representation and Warranties as of the Effective Date

Except where expressly stated otherwise, each of the representations and warranties in this Agreement are made as of the Effective Date.

4              Intellectual Property

4.1           Ownership

On and following the Effective Date:

4.1.1        For the avoidance of doubt, the Elan Patents, the Elan Know-How, the Elan Improvements and/or the Elan Trademarks shall remain the sole and exclusive property of Elan.

A full list of the Elan Improvements developed pursuant to the Project, or otherwise pursuant to the Newco Agreements, is set forth in Schedule 4.1.1.

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

4.1.2        For the avoidance of doubt, the JVP Patents, the JVP Know-How, the JVP Improvements and/or the JVP Trademarks shall remain the sole and exclusive property of JVP.

A full list of the JVP Improvements developed pursuant to the Project, or otherwise pursuant to the Newco Agreements, is set forth in Schedule 4.1.2.

4.1.3        All Newco Intellectual Property shall remain the sole and exclusive property of Newco.

JVP and Newco confirm that no Newco Intellectual Property was developed pursuant to the Project, or otherwise pursuant to the Newco Agreements.

4.2           WIN 67722 Agreements

4.2.1        Elan and JVP shall negotiate in good faith for a period of 90 days from the Effective Date with a view to agreeing to the following agreements based on the terms and conditions set out in the Term Sheet:

(a)           a license agreement between EPIL Shannon and JVP to license the Elan Licensed Patents and Know-How to JVP to make and have made, import, use, offer for sale and sell the Compound for all in vivo diagnostic and drug applications in the Territory;

(b)           a services and manufacturing agreement between EDD and JVP to provide for:

[****]; and

(c)           such other substantive agreement as may be necessary to implement the terms of the Term Sheet;

(together the “WIN Agreements”).

[****]

4.3           Lymphography License Agreement

On the Effective Date Elan shall grant to JVP and Newco a non-exclusive licence to the Scheduled Patents to make and have made, import, use, offer for sale and sell the Lymphography Product in the Field in the Territory, on the terms and conditions as set out in the Lymphography License Agreement.

5              Rights Related to Securities

5.1           Nothing contained herein shall constitute a waiver of any right of Elan Corp, EPIL Shannon, or EIS or any of their respective successors and assigns with respect to their respective ownership of securities in JVP under any agreements of any kind in existence with JVP with respect thereto, which agreements shall remain unmodified and in full force and effect, except as set forth in Schedule 5.1.

5.2           For the avoidance of doubt, nothing in this Agreement affects the rights or obligations of the Parties under that certain Agreement dated as of November 12, 2002 by and among Elan Corp (for itself and on behalf of its then current affiliates and successors), Mi3 L.P., Oxford Bioscience Partners IV L.P., MRNA Fund II L.P. and JVP relating to the liquidation

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

preference associated with JVP’s Series A Convertible Preferred Stock (the “November 12 Agreement”).

For the further avoidance of doubt, the Parties agree that any obligations Elan may have under the November 12 Agreement shall expire upon conversion of the Series A Convertible Preferred Stock.

5.3           The Parties agree that all principal and accrued interest under the Note was previously converted into shares of common stock of JVP and the Note is no longer outstanding.

6              Sale of Shares and Completion

6.1           Subject to the terms of this Agreement:

6.1.1        EIS shall sell as legal and beneficial owner and JVP shall purchase, free from all liens, charges and encumbrances and together with all rights now or hereafter attaching to them, the EIS Shares; and

6.1.2        the EIS Shares will be sold by EIS to JVP for a total consideration of [****] (the “Consideration”).

6.2           On the Effective Date, Elan and JVP shall take or (to the extent that the same is within its powers) cause to be taken the following steps prior to or at directors and shareholders meetings of Newco, or such other meetings, as appropriate:

6.2.1        the delivery by EIS to JVP of a stock transfer form in respect of the EIS Shares duly executed by EIS in favour of JVP or as it may direct together with the related share certificates;

6.2.2        the payment by JVP to EIS of the Consideration;

6.2.3        the resignation of the EIS Director on Newco’s Board of Directors and any alternate director of the EIS Director;

6.2.4        the adoption of new Bye-Laws of Newco;

6.2.5        the modification, as appropriate, by board resolutions of Newco of matters such as the removal of EIS as book keeper for Newco, the removal of EIS representatives as authorised signatories of Newco’s bank account, the resignation of the Company Secretary and any other related matters whatsoever;

6.2.6        any other steps required by this Agreement.

7              Confidentiality

7.1           Confidentiality

7.1.1        The Parties agree that it may be necessary pursuant to this Agreement, from time to time, to disclose to each other confidential and proprietary information, including without limitation, inventions, trade secrets, specifications, designs, data, know-how and other proprietary information, processes, services and business of the disclosing Party.

The foregoing together with the terms of this Agreement shall be referred to collectively as “Additional Confidential Information”.

The Parties also agree that it may have been necessary to disclose to each other Confidential Information (as defined in the JDOA) pursuant to the Newco Agreements.

Together Additional Confidential Information and Confidential Information shall be referred to collectively as “Proprietary Information”.

7.1.2        Save as otherwise specifically provided herein, and subject to Clause 7.2 and 7.3, each Party shall disclose Proprietary Information of another Party only to those employees, representatives and agents requiring knowledge thereof in connection with fulfilling the Party’s obligations under this Agreement, and not to any other third party.

Each Party further agrees to inform all such employees, representatives and agents of the terms and provisions of this Agreement relating to Proprietary Information and their duties hereunder and to obtain their agreement hereto as a condition of receiving Proprietary Information.

Each Party shall exercise the same standard of care as it would itself exercise in relation to its own confidential information (but in no event less than a reasonable standard of care) to protect and preserve the proprietary and confidential nature of the Proprietary Information disclosed to it by another Party.

Each Party shall promptly, upon request of another Party, return all documents and any copies thereof containing Proprietary Information belonging to, or disclosed by, such Party, save that it may retain one copy of the same solely for the purposes of ensuring compliance with this Clause 7.

7.1.3        Any breach of this Clause 7 by any person informed by one of the Parties is considered a breach by the Party itself.

7.1.4        Proprietary Information shall be deemed not to include:

(a)           information which is in the public domain;

(b)           information which is made public through no breach of this Agreement;

(c)           information which is independently developed by a Party, as evidenced by such Party’s records;

(d)           information that becomes available to a receiving Party on a non-confidential basis, whether directly or indirectly, from a source other than another Party, which source did not acquire this information on a confidential basis.

7.1.5        The provisions relating to confidentiality in this Clause 7 shall remain in effect during the term of this Agreement, and for a period of 10 years following the Effective Date of this Agreement.

7.1.6        The Parties agree that the obligations of this Clause 7 are necessary and reasonable in order to protect the Parties’ respective businesses, and each Party agrees that monetary damages may be inadequate to compensate a Party for any breach by another Party of its covenants and agreements set forth herein.

The Parties agree that any violation or threatened violation under this Clause 7 may cause irreparable injury to a Party and that, in addition to any other remedies that may be available, in law and equity or otherwise, each Party shall be entitled to seek injunctive relief against the threatened breach of the provisions of this Clause 7, or a continuation of any such breach by another Party, specific performance and other equitable relief to redress such breach together with damages and reasonable counsel fees and expenses to enforce its rights hereunder.

7.2           Announcements

7.2.1        Subject to Clause 7.3, no announcement or public statement concerning the existence, subject matter or any term of this Agreement shall be made by or on behalf of any Party without the prior written approval of the other Party or Parties.

The terms of any such announcement shall be agreed in good faith by the Parties.

7.3           Required Disclosures

7.3.1        A Party (the “Disclosing Party”) will be entitled to make an announcement or public statement concerning the existence, subject matter or any term of this Agreement, or to disclose Proprietary Information that the Disclosing Party is required to make or disclose pursuant to:

(a)           a valid order of a court or governmental authority; or

(b)           any other requirement of law or any securities or stock exchange;

provided that if the Disclosing Party becomes legally required to make such announcement, public statement or disclosure hereunder, the Disclosing Party shall give the other Party or Parties prompt notice of such fact to enable the other Party or Parties to seek a protective order or other appropriate remedy concerning any such announcement, public statement or disclosure.

The Disclosing Party shall fully co-operate with the other Party or Parties in connection with that other Party’s or Parties’ efforts to obtain any such order or other remedy.

If any such order or other remedy does not fully preclude announcement, public statement or disclosure, the Disclosing Party shall make such announcement, public statement or disclosure only to the extent that the same is legally required.

7.3.2        Each of the Parties shall be entitled to provide a copy of this Agreement (and any subsequent amendments hereto) and the Newco Agreements to a potential third party purchaser in connection with Clause 9.2.1(2); provided that the relevant third party purchaser or assignee has entered into a confidentiality agreement on terms no less protective than the terms of this Clause 7.

8              Waiver of Accrued Rights/Mutual Releases

8.1           With effect from the Effective Date, each Party and each of its Affiliates (“Releasor”):

8.1.1        waives any accrued rights that Releasor may have accrued against the other Parties and each of its Affiliates, officers, directors, representative, agents and employees and the assigns and successors in interest of any of the foregoing entities (“Releasees”), whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever from the beginning of time to the Effective Date under the Newco Agreements; and

8.1.2        fully and finally releases and discharges the Releasees from any and all manner of actions, claims, promises, debts, sums of money, demands, obligations, in law or in equity, directly or indirectly, whether known or unknown, foreseen or unforeseen, fixed or contingent, of any nature whatsoever that Releasor may have by reason of any act, omission, matter, provision, cause or thing whatsoever from the beginning of time to the Effective Date under the Newco Agreements.

8.2           For the avoidance of doubt the provisions of this Clause 8 shall not in any way act as a waiver by any of the Parties in respect of any of the provisions set forth in this Agreement.

9              General

9.1           Governing law and jurisdiction

9.1.1        This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles under the laws of the State of New York.

9.1.2        For the purposes of this Agreement, the Parties submit to the nonexclusive jurisdiction of the State and Federal Courts of New York.

9.2           Assignment

9.2.1        This Agreement shall not be assigned by any Party without the prior written consent of the others, save that any Party:

(1)            may assign this Agreement in whole or in part and delegate its duties hereunder to its Affiliate or Affiliates without such consent; and

(2)           may assign its rights and obligations to a successor (whether by merger, consolidation, reorganisation or other similar event) or purchaser of all or substantially all of its assets relating to such Party’s technology related to this Agreement, provided that such successor or purchaser has agreed in writing to assume all of such Party’s rights and obligations hereunder and a copy of such assumption is provided to the other Parties.

9.2.2        For the avoidance of doubt, nothing in this Clause 9.2 shall affect the provisions governing assignment of securities in Schedule 5.1 hereof.

9.3           Notices

9.3.1        Any notice to be given under this Agreement shall be sent in writing in English by registered airmail, internationally recognized courier or telefaxed to the following addresses:

If to Newco at:

Sentigen Ltd.

Clarendon House

2 Church St.

Hamilton

Bermuda

Attention:              Secretary

Telephone:            441 295 1427

Fax:                         441 292 4720

with a copy to JVP at the address set forth below.

If to JVP at:

6175 Lusk Boulevard

San Diego, CA 92121

Attention:              President

Telephone:            (858) 410 5200

Fax:                         (858) 410 5602

with a copy to:

Grippo & Elden

Suite 3600

227 West Monroe

Chicago, Illinois 60606

USA

Attention:  Theodore W Grippo

Telephone  312 704 7720

Fax:  312 558 1195

If to EIS and/or EPIL Shannon at:

Elan Corporation, plc

Elan International Services, Ltd.

Elan Pharma International Limited

c/o Elan International Services, Ltd.

102 St. James Court

Flatts,

Smiths FL04

Bermuda

Attention:              Secretary

Telephone:            441 292 9169

Fax:                         441 292 2224

or to such other address(es) and telefax numbers as may from time to time be notified by any Party to the others hereunder.

9.3.2        Any notice sent by mail shall be deemed to have been delivered within seven (7) working days after dispatch or delivery to the relevant courier and notice sent by fax shall be deemed to have been delivered upon confirmation receipt.  Notice of change of address shall be effective upon receipt.

9.4           Waiver

No waiver of any right under this Agreement shall be deemed effective unless contained in a written document signed by the Party charged with such waiver, and no waiver of any breach or failure to perform shall be deemed to be a waiver of any future breach or failure to perform or of any other right arising under this Agreement.

9.5           Severability

If any provision in this Agreement is agreed by the Parties to be, or is deemed to be, or becomes invalid, illegal, void or unenforceable under any law that is applicable hereto:

9.5.1        such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable; or

9.5.2        if it cannot be so amended without materially altering the intention of the Parties, it will be deleted, with effect from the date of this Agreement or such earlier date as the Parties may agree, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

9.6           Further Assurances

At the request of any of the Parties, the other Party or Parties shall (and shall use reasonable efforts to procure that any other necessary parties shall) execute and perform all such documents, acts and things as may reasonably be required subsequent to the signing of this Agreement for assuring to or vesting in the requesting Party the full benefit of the terms hereof.

9.7           Successors

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

9.8           Amendments

No amendment, modification or addition hereto shall be effective or binding on any Party unless set forth in writing and executed by a duly authorized representative of each Party.

9.9           Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

9.10         Costs

Each Party shall bear its own costs and expenses in connection with the transactions contemplated by this Agreement.

9.11         Force Majeure

Neither Party to this Agreement shall be liable for failure or delay in the performance of any of its obligations hereunder if such failure or delay results from Force Majeure, but any such failure or delay shall be remedied by such Party as soon as practicable; provided, however, that, no Party to this Agreement shall be excused for a failure or delay in the performance of any of its payment obligations hereunder, even if such failure or delay results from Force Majeure.

9.12         Relationship of the Parties

The Parties are independent contractors under this Agreement.  Nothing herein contained shall be deemed to create or establish an employment, agency, joint venture, or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of another Party.

No Party shall have any express or implied power to enter into any contracts, commitments or negotiations or to incur any liabilities in the name of, or on behalf of, another Party, or to bind another Party in any respect whatsoever.

9.13         Entire agreement

9.13.1      This Agreement sets forth all of the agreements and understandings between the Parties with respect to the subject matter hereof.  There are no agreements or understandings with respect to the subject matter hereof, either oral or written, between the Parties other than as set forth in this Agreement.

9.13.2      No provision of this Agreement shall be construed so as to negate, modify or affect in any way the provisions of any other agreement between the Parties unless specifically provided herein and only to the extent so specified.

THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.

IN WITNESS WHEREOF the Parties have executed this Agreement.

SIGNED

By:
for and on behalf of
ELAN CORPORATION, PLC

SIGNED

By:
for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED

SIGNED

By:
for and on behalf of
ELAN INTERNATIONAL SERVICES, LTD.

SIGNED

By:
for and on behalf of
SENTIGEN LTD

SIGNED

By:
for and on behalf of
IMCOR PHARMACEUTICAL CO.

SCHEDULE 1

Term Sheet

SCHEDULE 2

Lymphography License Agreement

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE 2.2.2

Letter of Resignation

To:          Sentigen Ltd.

c/o Messrs. Conyers Dill & Pearman

Clarendon House

Church Street

Hamilton

Bermuda

Dear Sirs:

[****]

Yours faithfully

[****]

[****] Represents material which has been redacted pursuant to a request for confidential treatment pursuant to Rule 24B-2 under the Securities Exchange Act of 1934, as amended.

SCHEDULE 4.1.1

Elan Improvements

[****]

SCHEDULE 4.1.2

JVP Improvements

1    US Patent Application Serial Number 10/290,582, Koenig, R.O., Williams, T.J., “Methods for Vascular Imaging Using Nanoparticulate Contrast Agents”, filed November 7, 2002

2.   International Application Serial Number PCT/US02/36035, Williams T.J., Koenig, R.O., “Methods for Vascular Imaging Using Nanoparticulate Contrast Agents”, filed November 7, 2002

3.   US Patent Application Serial Number 10/402,683, Koenig, R.O., Williams, T.J., “Compositions and Methods for Delivering Pharmaceutically Active Agents Using Nanoparticulates”, filed March 28, 2003

4.   International Application Serial Number PCT/US03/09740 [International Publication Number WO 2003/082213 A3], Koenig, R.O., Williams T.J., “Compositions and Methods for Delivering Pharmaceutically Active Agents Using Nanoparticulates”, filed March 28, 2003

SCHEDULE 5.1

Rights Related to Securities

Amendments to the Finance Documents

1              Transfer Restrictions

The following provisions are hereby amended as follows, effective as of the Effective Date:

Section 1(g) (“Exemption from Registration”) of the Securities Purchase Agreement (as to second legend only) is hereby deleted in its entirety and is of no further force and effect.

Section 16 (“Assignments and Transfers”) of the Securities Purchase Agreement is hereby amended by (i) deleting the word “permitted” in the first sentence thereof, (ii) deleting the second and third sentences thereof in their entirety, and (iii) adding a new second sentence to read as follows: “The Company shall not assign all or any part of this Agreement without the prior written consent of the other party.”

Section 10 (“Transfer of Registration Rights”) of the JVP Registration Rights Agreement is hereby deleted in its entirety and is of no further force and effect.

Section 14(d) (“Successors and Assigns”) of the JVP Registration Rights Agreement is hereby amended by (i) deleting the word “permitted” in the second sentence thereof and (ii) deleting in the second sentence thereof “, in accordance with Section 10 hereof”.

In addition to the foregoing, any and all other provisions, legends or requirements for legends in any way, directly or indirectly, limiting or conditioning the free transfer, alienation or assignment of the securities of JVP and associated rights issued by JVP to EIS or its affiliates or EPIL II are hereby deleted in their entirety and are of no further force and effect (other than any holdback agreements contemplated by the JVP Registration Rights Agreement); provided, that, no holder of the Series A Preferred Stock may transfer the Series A Preferred Stock after the Effective Date to a third party transferee without the consent of the Company unless the transferee agrees in writing to convert the Series A Preferred Stock into Common Stock in accordance with its terms immediately upon the occurrence of such transfer and no holder of the Warrant may transfer the Warrant after the Effective Date to a third party transferee without the consent of the Company.  The Parties hereby agree that the transfer of the securities of JVP and associated rights issued by JVP to EIS or its affiliates or EPIL II are thus no longer subject to contractual restrictions on transfer of any kind (other than any holdback agreements contemplated by the JVP Registration Rights Agreement or as set forth in the proviso of the preceding sentence).  The Parties recognize that such securities remain subject to restrictions imposed under applicable securities laws.  JVP will use commercially reasonable efforts to inform its transfer agent, and co-operate with the holder of such securities to confirm with prospective third party transferees from time to time, of the elimination of such restrictions and, if the certificate representing such securities is legended to reflect a contractual restriction, JVP shall, if requested by the holder of such securities, re-issue such securities without such restrictive legend.

2              Certain Covenants

Section 4(a) (“Certain Covenants”) of the Securities Purchase Agreement is hereby amended by deleting it in its entirety.

3              Exchange Right

Section 6(c) of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

4              Pledge/Security Interest

Section 7 of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

5              Board Seat

Section 6(b) (“Company Board of Directors”) of the Securities Purchase Agreement is hereby deleted in its entirety and is of no further force or effect whatsoever as of the Effective Date.

6              Third Party Beneficiary

Each Party acknowledges and agrees that EPIL II shall be deemed in all respects to be a third party beneficiary of the agreements contained in this Schedule 5.1, with the same force and effect as if EPIL II were a party thereto.